                                                               Exhibit 99(a)(16)
                             ST. CLAIR FUNDS, INC.
                            ARTICLES SUPPLEMENTARY

     ST. CLAIR FUNDS, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: In accordance with procedures established in the Corporation's Charter, the Board of Directors of the Corporation, by resolution dated May 15, 2001, pursuant to Sections 2-208 and 2-208.1 of Maryland General Corporate Law,
(i) duly classified three billion (3,000,000,000) shares of the unissued, authorized capital stock of the Corporation as shares of the Munder Institutional Government Money Market Fund, designated as follows:

                                                                    Authorized Shares
                                                                    -----------------
                                             Class Y-2           Class Y-3           Class K          Class Y
                                             ---------           ---------           -------          -------

Name of Series
--------------
Munder Institutional                      1,000,000,000      1,000,000,000        500,000,000      500,000,000
Government Money
Market Fund

(ii) duly classified two billion (2,000,000,000) shares of the unissued authorized capital stock of the Corporation as shares of the Munder Institutional Money Market Fund, designated as follows:

                                                                Authorized Shares
                                                                -----------------
                                                        Class Y-2                Class Y-3
                                                        ---------                ---------

Name of Series
--------------
Munder Institutional Money Market Fund                1,000,000,000              1,000,000,000

and (iii) did duly reclassify fifty million (50,000,000) shares previously classified as the Munder S&P 500 Index Equity Fund, fifty million (50,000,000) shares, previously classified as the Munder S&P MidCap Index Equity Fund, fifty million (50,000,000) shares, previously classified as the Munder S&P SmallCap Index Equity Fund, fifty million (50,000,000) shares, previously classified as the Munder Foreign Equity Fund, and fifty million (50,000,000) shares, previously classified as the Munder Aggregate Bond Index Fund, respectively, as follows:

                                                                                      Reclassified Shares
                                                                                      -------------------
     Name of Series
     --------------
     Munder S&P 500 Index Equity Fund                                                         0
     Munder S&P MidCap Index Equity Fund                                                      0
     Munder S&P SmallCap Index Equity Fund                                                    0
     Munder Foreign Equity Fund                                                               0
     Munder Aggregate Bond index Fund                                                         0

; and further

     SECOND: The shares of the Corporation classified and reclassified pursuant to Article First of these Articles Supplementary have been so classified and reclassifed by the Board of Directors under the authority contained in the Charter of the Corporation. The number of shares of capital stock of the various classes that the Corporation has authority to issue has been established by the Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law.

     THIRD: Immediately prior to the effectiveness of the Articles Supplementary of the Corporation as hereinabove set forth, the Corporation's Articles of Incorporation had the authority to issue twenty billion (20,000,000,000) shares of Common Stock of the par value of $0.001 per share and having an aggregate par value of twenty million dollars ($20,000,000), of which the Board of Directors has designated twelve billion, four hundred and fifty million, (12,450,000,000) shares into Series and classified the shares of each Series as follows:

                          Previously Classified Shares
                          ----------------------------

Name of Series                                                                       Authorized Shares
--------------                                                                       -----------------
Liquidity Plus Money Market Fund                                                         2,000,000,000
Munder S&P 500 Index Equity Fund                                                            50,000,000
Munder S&P MidCap Index Equity Fund                                                         50,000,000
Munder S&P SmallCap Index Equity Fund                                                       50,000,000
Munder Foreign Equity Fund                                                                  50,000,000
Munder Aggregate Bond Index Fund                                                            50,000,000

Name of Series                                                              Shares Allocated by Class
--------------                                                              -------------------------
                                                                                K                   Y
                                                                               --                   --
Munder Institutional S&P 500 Index Equity Fund                             25,000,000          25,000,000
Munder Institutional S&P MidCap Index Equity Fund                          25,000,000          25,000,000
Munder Institutional S&P SmallCap Index Equity Fund                        25,000,000          25,000,000
Munder Institutional Short Term Treasury Fund                              25,000,000          25,000,000
Munder Institutional Money Market Fund                                  5,000,000,000       5,000,000,000

     As amended hereby, the Corporation's Articles of Incorporation authorize the issuance of twenty billion (20,000,000,000) shares of Common Stock of the par value of $0.001 per share and having an aggregate par value of twenty million dollars ($20,000,000), of which the Board of Directors has designated seventeen billion, two hundred million, (17,200,000,000) shares into Series and classified the shares of each Series as follows:

                        Current Classification of Shares
                        --------------------------------

Name of Series                                                                           Authorized Shares
--------------                                                                          -----------------
Liquidity Plus Money Market Fund                                                             2,000,000,000

Name of Series                                                     Authorized Shares Allocated by Class
--------------                                                     ------------------------------------
                                                                         K                    Y
                                                                        --                    --

Munder Institutional S&P 500 Index Equity Fund                           25,000,000               25,000,000
Munder Institutional S&P MidCap Index Equity Fund                        25,000,000               25,000,000
Munder Institutional S&P SmallCap Index Equity Fund                      25,000,000               25,000,000
Munder Institutional Short Term Treasury Fund                            25,000,000               25,000,000

                                                                 Authorized Shares Allocated by Class
                                                                -------------------------------------
                                                   K                    Y                   Y-2                  Y-3
                                                  --                   --                  ----                 ----
Name of Series
--------------
Munder Institutional Money Market Fund          5,000,000,000        5,000,000,000        1,000,000,000        1,000,000,000

Munder Institutional Government Money
 Market Fund                                      500,000,000          500,000,000        1,000,000,000        1,000,000,000


     FIFTH: The preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of each share of the Liquidity Plus Money Market Fund shall be set forth in the Corporation's Articles of Incorporation and shall be subject to all provisions of the Articles of Incorporation relating to shares of the Corporation generally.

     SIXTH: The preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the various classes of shares of the Munder Institutional S&P 500 Index Equity Fund, Munder Institutional S&P MidCap Index Equity Fund, Munder Institutional S&P SmallCap Index Equity Fund, Munder Institutional Short Term Treasury Fund, Munder Institutional Money Market Fund and Munder Institutional Government Money Market Fund shall be as set forth in the Corporation's Articles of Incorporation and shall be subject to all provisions of the Articles of Incorporation relating to shares of the Corporation generally, and those set forth as follows:

     (a) The assets of each Class of a Series shall be invested in the same investment portfolio of the Corporation.
     (b) The dividends and distributions of investment income and capital gains with respect to each class of shares shall be in such amount as may be declared from time to time by the Board of Directors, and the dividends and distributions of each class of shares may vary from the dividends and distributions of the other classes of shares to reflect differing allocations of the expenses of the Corporation among the holders of each class and any resultant differences between the net asset value per share of each class, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income or capital gains and expenses and liabilities of the Corporation among the classes shall be determined by the Board of Directors in a manner it deems appropriate.
     (c) The holders of Class K Shares, Class Y-2 Shares and Class Y-3 Shares of each Series shall have (i) exclusive voting rights with respect to provisions of any combined distribution and service plan adopted by the Corporation pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "Plan") applicable to the respective class of the respective Series and (ii) no voting rights with respect to the provisions of the Plan applicable to any other class or Series of shares or with regard to any other matter submitted to a vote of shareholders which does not affect holders of that respective class of the respective Series of shares.

     IN WITNESS WHEREOF, St. Clair Funds, Inc. has caused these Articles Supplementary to be signed in its name on its behalf by its authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects and that this statement is made under the penalties of perjury.

Date: June 12, 2001
                                              ST. CLAIR FUNDS, INC.
[CORPORATE SEAL]
                                              By: /s/ Stephen J. Shenkenberg
                                                  --------------------------
                                                  Stephen J. Shenkenberg
                                                  Vice President and Secretary


Attest:


By:   /s/ Mary Ann Shumaker
      ---------------------
      Mary Ann Shumaker
      Assistant Secretary

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